UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 9, 2012, Willdan Energy Solutions (the “Company”), a wholly owned subsidiary of Willdan Group, Inc. (“Willdan”), entered into an Agreement for a Small Business Direct Install Program (the “Agreement”), effective as of July 2, 2012, with Consolidated Edison Company of New York, Inc. (“Consolidated Edison”).  The Agreement continues the Company’s partnership with Consolidated Edison to develop Consolidated Edison’s Small Business Direct Install Program (the “SBDI Program”), which began in 2009. The SBDI Program provides free on-site energy surveys, free installation of low-cost efficiency measures and recommendations for more extensive energy efficiency upgrades to Consolidated Edison’s small business customers. The Company will implement and perform the day-to-day tasks, services and work related to the SBDI Program in certain portions of New York City and Westchester County, New York during the term of the Agreement.

The initial term of the Agreement extends through June 30, 2014. Consolidated Edison may terminate the Agreement at any time for any reason, including its own convenience, upon 30 days’ prior written notice to the Company.  Consolidated Edison may immediately terminate the Agreement for certain events of default by the Company, including a change of control, an event of bankruptcy, failure to obtain certain consents from Consolidated Edison, violations of representations and warranties or covenants in the Agreement, violations of certain laws, failure to maintain insurance or licenses, and failure to achieve certain performance metrics. Consolidated Edison may, upon written notice to the Company, extend the term for an additional two-year period ending on June 30, 2016.

The Company will receive compensation from Consolidated Edison, solely for work actually performed, in the form of (i) an administrative fee, calculated primarily based on hourly labor rates and, to a lesser extent, satisfaction of certain performance metrics, (ii) fees for survey work, calculated based on an hourly labor rate and (iii) installation charges, calculated based on fixed fees for each type of equipment installed. The maximum amount the Company can receive under the Agreement is approximately $39 million through 2015 and the Company is not guaranteed to receive any minimum amount of revenue. Revenue from Consolidated Edison accounted for 28% and 21% of Willdan’s consolidated contract revenue in 2011 and 2010, respectively.

The Company has agreed to indemnify Consolidated Edison from and against any and all actions arising from the Company’s performance under the Agreement to the fullest extent permitted by law.

This Current Report on Form 8-K contains forward-looking statements, which involve risk and uncertainties. The words “believe,” “expect,” “estimate,” “may,” “will,” “could,” “plan,” or “continue” and similar expressions are intended to identify forward-looking statements. Willdan’s actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in Willdan’s 2011 Annual Report on Form 10-K and in Willdan’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2012. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Willdan undertakes no obligation to (and expressly disclaims any obligation to) revise or update any forward-looking statement, whether as a result of new information, subsequent events, or otherwise (except as may be required by law), in order to reflect any event or circumstance which may arise after the date of this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: July 10, 2012	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

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